SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2009

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Company Announces Third Quarter Dividends

On December 21, 2009, the Company issued a press release announcing that its Board of Directors declared a cash dividend of $0.25 per share on shares of its common stock for the quarter ending December 31, 2009.  The dividend is payable on January 26, 2010 to common stockholders of record on January 7, 2010.  In addition, the Company announced that its Board of Directors declared a dividend of $0.625 per share on shares of its Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) for the 2009 fourth quarter in accordance with the terms of the Series A Preferred Stock.  The dividend is payable on January 29, 2010 to stockholders of record on December 31, 2009.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K.

99.1	Press Release dated December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 21, 2009	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer

EXHIBIT INDEX

Exhibit               Description

99.1                     Press Release dated December 21, 2009.